UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 9, 2011
(Date of earliest event reported)

HAUPPAUGE DIGITAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13550	11-3227864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Cabot Court, Hauppauge, New York  11788
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2011, the Board of Directors (the “Board”) of Hauppauge Digital Inc. (the “Company”), upon recommendation of the Board’s nominating committee (the “Nominating Committee”), increased the size of the Board from four to five directors and elected Adam M. Zeitsiff as a director of the Company, effective June 9, 2011, to fill the vacancy created by the increase in the size of the Board.  Mr. Zeitsiff has not been named to any committee of the Board at this time, he was not selected as a director pursuant to any arrangement or understanding with any other person and he does not have any reportable transactions under Item 404(a) of Regulation S-K.  For his services as a director of the Company, it is contemplated that Mr. Zeitsiff will receive the Company’s standard compensation applicable to non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 14, 2011
HAUPPAUGE DIGITAL INC.

By:	/s/ Gerald Tucciarone
Gerald Tucciarone
Chief Financial Officer

3